UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 2, 2007 (October 29, 2007)

Date of Report (Date of earliest event reported):

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, effective May 1, 2007, BEA Systems, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Thomas M. Ashburn, former President, World Wide Sales, providing for his employment in the position of Executive Vice President, or such other position as designated by the Company, for a period of six months. Under the terms of the Agreement, Mr. Ashburn received an annualized base salary of $250,000, together with customary vacation and benefits. Mr. Ashburn’s employment continued to remain on an “at-will” basis, and the terms and conditions of his change in control agreement with the Company, dated November 1, 2003, continued in accordance with its terms. Effective November 1, 2007, the Company and Mr. Ashburn entered into an amendment to the Agreement extending its term for an additional three months, to the end of the Company’s fiscal year, January 31, 2008. The other terms of the Agreement, as provided above, remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: November 2, 2007